EXHIBIT 10.9

EXTENSION OF THE AMENDED AND RESTATED AGREEMENT OF LEASE (MOERDIJK)

THIS AGREEMENT is made effective the 1st day of April, 2018 BETWEEN:

1.
HEXION MOERDIJK LEASE B.V., a company incorporated under the laws of The Netherlands with its registered office at Seattleweg 17 (gebouw 4), 3195 ND Rotterdam, The Netherlands (“Hexion or the Lessee”); and

2.
SHELL NEDERLAND CHEMIE B.V., a company incorporated under the laws of The Netherlands with its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat, Rotterdam, The Netherlands (“SNC or the Landlord”).

The 2 parties above collectively referenced as “the Parties”.

WHEREAS

(A)	SNC operates a manufacturing complex at Chemieweg 25, 4782 SJ Moerdijk, The Netherlands (“Moerdijk Site”);

(B)
SNC and Hexion VAD B.V. (an affiliate company of the Lessee) have executed an agreement for the provision of Services, Utilities, Materials and Facilities at the Moerdijk Site and dated the date hereof (the “SUMF Agreement”);

(C)
SNC and Shell Epoxy Resins Nederland B.V. (currently known as “Hexion B.V.”) have entered into an Agreement of Lease dated October 29, 1999 for the Versatics Parcel (as hereinafter defined) at the Moerdijk site (the “Original Lease”) and have subsequently amended and restated the Original Lease, by entering into a “First Amended and Restated Moerdijk Agreement of Lease” (“the Amended and Restated Lease”) dated effective November 1, 2000 and ending October 31, 2020;

(D)
Pursuant to Article 1 of the Amended and Restated Lease, SNC has granted to Hexion B.V. (originally Shell Epoxy Resins Nederland B.V., referenced as “Newco” under such agreement) and Hexion B.V. has taken on by way of lease the parcel of land at the Moerdijk Site containing a versatics plant and its related facilities (the "Versatics Parcel") with the Versatics Parcel being described in Article 1 of the Amended and Restated Lease;

(E)
Pursuant to Article 12 of the Amended and Restated Lease, Hexion B.V. has assigned the Amended and Restated Lease to the Lessee by letter of December 14, 2015, sent to SNC; Hexion B.V. has, with such letter, assigned all its rights, title, interests, obligations and liabilities in the Amended and Restated Lease for the Versatics Parcel to its Affiliate, the Lessee (“the Assignment”).

(F)
Pursuant to Article 2 of the Amended and Restated Lease, the Parties have expressed their intent to extend the term of the Amended and Restated Lease in addition to the other terms and conditions of this Agreement (“the Extension”);

NOW, THEREFORE, the Parties agree as follows subject to the terms of the Amended and Restated Lease:

Article 1 - Extension

As a consequence of SNC and Hexion VAD B.V. (an affiliate company of the Lessee) having executed the “SUMF Agreement”, referenced in the preamble, the Parties agree to extend the term of the Amended and Restated Lease for fifteen (15) years from the Effective Date, provided that if the term of the SUMF Agreement is extended, the term of the Amended and Restated Lease shall be automatically extended for the same period.

Article 2 - Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Article 3 - Further Action

From and after the Effective Date, if any further action is necessary to carry out the purposes of this Agreement, Assignee and Assignor shall take such further action (including the execution and delivery of such further documents and instruments) as either Assignee or Assignor may reasonably request, all at the sole expense of the requesting party.

Article 4 - Compliance with the Amended and Restated Lease

Unless the context shall otherwise require, terms used and not defined herein shall have the meanings set forth in the Amended and Restated Lease.

All procedures and other provisions set forth in the Amended and Restated Lease shall govern this Agreement, unless otherwise provided herein. Except as expressly modified by this Agreement, the terms and conditions of the Amended and Restated Lease, shall remain in full force and effect. This Agreement is binding upon the Parties and their respective successors and assigns. To the extent the terms and conditions of the Amended and Restated Lease conflict with or are inconsistent with this Agreement, the terms and conditions of this Agreement shall prevail.

Article 5 - Entire Agreement

This Agreement, together with the Amended and Restated Lease, constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

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